UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): December 13, 2013

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information

Item 8.01.	Other Events.

On December 13, 2013, William E. “Ric” Yocke, Executive Vice President and Chief Financial Officer of Employers Holdings, Inc. (the “Company”), entered into a pre-arranged trading plan in accordance with the requirements specified in Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, to exercise and sell up to 60,500 stock options over time. In addition, Mr. Yocke, as Trustee of The Virginia D. and William E. Yocke Family Trust also entered into a pre-arranged trading plan in accordance with the requirements specified in Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, to sell up to 28,000 shares of the Company’s common stock over time. Shares may be sold under the trading plans on the open market at prevailing market prices and subject to minimum price thresholds specified in the trading plans. Mr. Yocke entered into the trading plans for investment diversification.
Rule 10b5-1 trading plans permit individuals who are not then in possession of material non-public information to establish pre-arranged plans to buy or sell the Company’s common stock. Trading plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s Insider Trading Policy.
The Trading plans referred to above were entered into during the Company’s Open Trading Window and Mr. Yocke represented that he was not in possession of any material, non-public information. Each of the trading plans is scheduled to terminate on May 29, 2015 and may be terminated earlier by Mr. Yocke, subject to applicable securities laws and the Company’s Insider Trading Policy. Transactions under these trading plans will be publicly reported to the Securities Exchange Commission in accordance with applicable securities laws, rules, and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	December 17, 2013	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel